As filed with the Securities and Exchange Commission on August 11, 2003

                                                       Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          COLUMBUS MCKINNON CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

       NEW YORK                       3536                   16-0547600
--------------------------------------------------------------------------------
   (State or other            (Primary Standard           (I.R.S. Employer
    jurisdiction of            Industrial                Identification Number)
    incorporation or          Classification Code)
    organization)


                         140 JOHN JAMES AUDUBON PARKWAY
                          AMHERST, NEW YORK 14228-1197
                                 (716) 689-5400
--------------------------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


         COLUMBUS MCKINNON CORPORATION 1995 INCENTIVE STOCK OPTION PLAN
                           (AS AMENDED AND RESTATED)
        COLUMBUS MCKINNON CORPORATION RESTRICTED STOCK PLAN (AS AMENDED)
--------------------------------------------------------------------------------
                            (Full title of the plans)

                            ROBERT L. MONTGOMERY, JR.
                            EXECUTIVE VICE PRESIDENT
                          COLUMBUS MCKINNON CORPORATION
                         140 JOHN JAMES AUDUBON PARKWAY
                          AMHERST, NEW YORK 14228-1197
                                 (716) 689-5400
--------------------------------------------------------------------------------
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:
                            ROBERT J. OLIVIERI, ESQ.
                                HODGSON RUSS LLP
                            ONE M&T PLAZA, SUITE 2000
                          BUFFALO, NEW YORK 14203-2391
                                 (716) 856-4000

                         CALCULATION OF REGISTRATION FEE
======================================= ====================== ================== ==================== ====================
                                                                                        PROPOSED
                                               AMOUNT          PROPOSED MAXIMUM         MAXIMUM
        TITLE OF EACH CLASS OF                  TO BE           OFFERING PRICE         AGGREGATE            AMOUNT OF
     SECURITIES TO BE REGISTERED             REGISTERED           PER SHARE (1)    OFFERING PRICE (1)    REGISTRATION FEE
--------------------------------------- ---------------------- ------------------ -------------------- --------------------

Common Stock ($.01 par value)            550,000 shares (2)         $ 3.695           $ 2,032,250             $ 165
======================================= ====================== ================== ==================== ====================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average high and low prices of the common stock as quoted on the Nasdaq National Market on August 4, 2003.
(2) Includes 500,000 additional shares that are issuable as a result of the First Amendment to Columbus McKinnon Corporation 1995 Incentive Stock Option Plan, as amended and restated, and 50,000 additional shares that are issuable as a result of the First Amendment to Columbus McKinnon Corporation Restricted Stock Plan. This Registration Statement also covers an indeterminate number of shares of Common stock which may be issuable under such plans as a result of stock splits, stock dividends or similar transactions.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified in Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the securities Act.

         This Registration Statement on Form S-8 of Columbus McKinnon Corporation, a New York corporation (the "Registrant"), covers 500,000 shares of the Registrant's common stock, par value $.01 per share ("Common Stock"), reserved for issuance under the Columbus McKinnon Corporation 1995 Incentive Stock Option Plan, as amended and restated, and 50,000 shares of Common Stock reserved for issuance under the Columbus McKinnon Corporation Restricted Stock Plan, as amended.

         If necessary for a prospectus to be used for re-offers of the Registrant's Common Stock acquired pursuant to the Plans, a prospectus prepared in accordance with the requirements of Form S-3 will be filed as part of this Registration Statement by means of a post-effective amendment hereto.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Commission under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

              (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2003;

              (b) The Registrant's Current Reports on Form 8-K (i) dated July 8, 2003, (ii) July 8, 2003, (iii) July 8, 2003, as amended by Amendment No. 1 on Form 8K/A dated July 17, 2003, (iv) July 16, 2003, (v) July 16, 2003, (vi) July 22, 2003 and
                    (vii) July 22, 2003;

              (c)   All  other  reports  filed  by the  Registrant  pursuant  to section 13(a) or 15(d) of the Exchange Act; and

              (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on January 24, 1996, as amended by Amendment No. 1 on Form 8-A/A filed with the Commission on February 22, 1996.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.       DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.       INTERESTS OF NAMED PERSONS AND COUNSEL.

         Certain legal matters with respect to the validity of the shares of Common stock offered pursuant to this Registration Statement are being passed upon for the Registrant by Hodgson Russ LLP, counsel to the Registrant.


ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 722 through 726 of the New York Business Corporation Law ("BCL"), grant New York corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with threatened, pending or completed actions, suits or proceedings to which they are parties or are threatened to be made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; give a director or officer who successfully defends an action the right to be so indemnified; and permit a corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of shareholders or otherwise.

         Section 402(b) of the BCL permits a New York corporation to include in its certificate of incorporation a provision eliminating the potential monetary liability of a director to the corporation or its shareholders for breach of fiduciary duty as a director, provided that such provision may not eliminate the liability of a director (i) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (ii) for any transaction from which the director receives an improper personal benefit or
(iii) for any acts in violation of Section 719 of the BCL. Section 719 provides that a director who votes or concurs in a corporate action will be liable to the corporation for the benefit of its creditors and shareholders for any damages suffered as a result of an action approving (i) an improper payment of a dividend, (ii) an improper redemption or purchase by the corporation of shares of the corporation, (iii) an improper distribution of assets to shareholders after dissolution of the corporation without adequately providing for all known liabilities of the corporation or (iv) the making of an improper loan to a director of the corporation. The Registrant's Certificate of Incorporation provides that its directors shall not be liable to the Registrant or its shareholders for a breach of their duties to the fullest extent in which elimination or limitation of the liability of directors is permitted by the BCL. The Registrant's Restated Certificate of Incorporation includes the provision permitted by Section 402(b) of the BCL.

         The Registrant's Restated Certificate of Incorporation also provides that the Registrant shall indemnify, to the fullest extent permitted by the BCL, each person (and the heirs, executors, or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in, any civil or criminal action, suit or proceeding, by reason of the fact that such person is or was a director or officer of the Registrant or is or was serving at the Registrant's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Registrant is also obligated to pay the cost of the expenses incurred by our officers and directors (including attorney's fees) in defending themselves in such proceedings in advance of final disposition if the officer or director agrees to repay the amount advanced in the event it is ultimately determined that the officer or director was not entitled to be indemnified by the Registrant as authorized by its Certificate of Incorporation. The Registrant is not obligated to indemnify any director or officer (or his or her heirs, executors or administrators) in connection with a proceeding initiated by such person unless such proceeding was authorized or consented to by the Registrant's Board of Directors. The Registrant has entered into indemnification agreements with each of its current directors to effectuate the indemnification provisions of its Certificate of Incorporation.


ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.       EXHIBITS.

4.1 Amendment and Restatement of Columbus McKinnon Corporation 1995 Incentive Stock Option Plan (incorporated by reference to Exhibit 10.25 to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1999).

4.2 First Amendment to Amended and Restatement of Columbus McKinnon Corporation 1995 Incentive Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K dated August 26, 2002).

4.3 Second Amendment to Amended and Restatement of Columbus McKinnon Corporation 1995 Incentive Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2002).

4.4 Columbus McKinnon Corporation Restricted Stock Plan (incorporated by reference to Exhibit 10.28 to the Registrant's Registration Statement No. 33-80687 on Form S-1 dated December 21, 1995).

4.5 First Amendment to Columbus McKinnon Corporation Restricted Stock Plan (incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K dated August 26, 2002).

4.6 Second Amendment to Columbus McKinnon Corporation Restricted Stock Plan (incorporated by reference to Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2002).

5.1      Opinion of Hodgson Russ LLP.

23.1     Consent of Ernst & Young LLP.

23.2 Consent of Hodgson Russ LLP (contained in Exhibit 5.1 to this Registration Statement).

24.1     Power  of  Attorney   (contained  in  Part  II   of  this  Registration
         Statement).

ITEM 9.       UNDERTAKINGS.

              (a) The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include  any  prospectus  required  by Section
              10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
              arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii)  To  include  any  material   information  with
              respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                    (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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                                     II - 5

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Amherst, State of New York, on August 11, 2003.


                               COLUMBUS MCKINNON CORPORATION


                               By:     S/   TIMOTHY T. TEVENS
                                       -------------------------------------
                                       TIMOTHY T. TEVENS
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy T. Tevens and Robert L. Montgomery, Jr., or either of them, as his attorney in fact, to sign any amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     PURSUANT  TO  THE   REQUIREMENTS  OF  THE  SECURITIES  ACT  OF  1933,  THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

            SIGNATURE                     TITLE                       DATE
           -----------                    -----                       ----

 S/    TIMOTHY T. TEVENS             President and Chief
 ---------------------------------     Executive Officer         August 11, 2003
  TIMOTHY T. TEVENS                      (PRINCIPAL EXECUTIVE
                                            OFFICER)

 S/   ROBERT L. MONTGOMERY, JR.      Executive Vice President,
 ---------------------------------     Chief Financial
 ROBERT L. MONTGOMERY, JR.             Officer and Director      August 11, 2003
                                         (PRINCIPAL FINANCIAL
                                            OFFICER AND
                                            PRINCIPAL ACCOUNTING
                                            OFFICER)


 S/   HERBERT P. LADDS, JR.          Chairman of the
                                       Board of Directors        August 11, 2003
 ---------------------------------
  HERBERT P. LADDS, JR.


 S/   L. DAVID BLACK                 Director                    August 11, 2003
 ---------------------------------
  L. DAVID BLACK


 S/   CARLOS PASCUAL                 Director                    August 11, 2003
 ---------------------------------
 CARLOS PASCUAL


 S/   RICHARD H. FLEMING             Director                    August 11, 2003
 ---------------------------------
 RICHARD H. FLEMING


 S/   WALLACE W. CREEK               Director                    August 11, 2003
 ---------------------------------
 WALLACE W. CREEK


 S/   ERNEST R. VEREBELYI            Director                    August 11, 2003
 ---------------------------------
 ERNEST R. VEREBELYI

                                  EXHIBIT INDEX

 EXHIBIT NUMBER                                          EXHIBIT
 --------------                                          -------
      4.1 Amendment and Restatement of Columbus McKinnon Corporation 1995 Incentive Stock Option Plan (incorporated by reference to Exhibit 10.25 to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1999).

      4.2 First Amendment to Amended and Restatement of Columbus McKinnon Corporation 1995 Incentive Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K dated August 26,
                    2002).

      4.3 Second Amendment to Amended and Restatement of Columbus McKinnon Corporation 1995 Incentive Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2002).

      4.4 Columbus McKinnon Corporation Restricted Stock Plan (incorporated by reference to Exhibit 10.28 to the Registrant's Registration Statement No. 33-80687 on Form S-1 dated December 21, 1995).

      4.5 First Amendment to Columbus McKinnon Corporation Restricted Stock Plan (incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K dated August 26,
                    2002).

      4.6 Second Amendment to Columbus McKinnon Corporation Restricted Stock Plan (incorporated by reference to Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2002).

      5.1           Opinion of Hodgson Russ LLP

     23.1           Consent of Ernst & Young LLP

     23.2           Consent of Hodgson Russ LLP (Included in Exhibit 5.1)

     24.1           Power of  Attorney  (See  page  II-6  of  this  Registration
                    Statement)